UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2010 (October 27, 2010)

Koss Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-3295	39-1168275
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4129 North Port Washington Avenue, Milwaukee, Wisconsin 53212

(Address of principal executive offices)  (Zip code)

(414) 964-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

On October 27, 2010, Koss Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at the Milwaukee River Hilton Hotel at 4700 North Port Washington Avenue, Milwaukee, Wisconsin.

At the Annual Meeting, the Company’s stockholders elected John C. Koss, Thomas L. Doerr, Michael J. Koss, Lawrence S. Mattson, Theodore H. Nixon and John J. Stollenwerk to serve as directors for one-year terms.  In addition, the Company’s stockholders ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent accountants for the fiscal year ending June 30, 2011.

The following tables show the voting results of the Annual Meeting:

1.             Election of directors

Director	Votes For	Votes Withheld
John C. Koss	6,382,717	64,162
Thomas L. Doerr	5,716,087	730,792
Michael J. Koss	6,054,254	392,625
Lawrence S. Mattson	5,715,377	731,502
Theodore H. Nixon	5,715,797	731,082
John J. Stollenwerk	5,727,787	719,092

2.             Proposal to ratify the appointment of Baker Tilly Virchow Krause, LLP as independent accountants of the Company for the fiscal year ending June 30, 2011.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
7,014,332	20,359	5,258	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 28, 2010	KOSS CORPORATION

	By:	/s/ Michael J. Koss
Michael J. Koss
Chief Executive Officer and President